UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Notice of 2007 Annual Meeting of Stockholders

To be held june 21, 2007

TIME AND DATE:	1:00 p.m. local time on Thursday, June 21, 2007.

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. .

(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on March 29, 2007.

ANNUAL REPORT:	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible.  You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed envelope provided, or by using the telephone or the Internet.  For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary

April 30, 2007
Dallas, Texas

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2007

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I,” the “Company,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 21, 2007, at 1:00 p.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of 2007 Annual Meeting.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April 30, 2007.

Annual Report

Our Annual Report for the year ended December 31, 2006, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed together with this Proxy Statement to each of our stockholders of record at the close of business on March 29, 2007.  Alternatively, our Annual Report on Form 10-K may be accessed on-line through our website at www.behringerharvard.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report by writing or telephoning us at:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3650.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 29, 2007 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were approximately 23.6 million shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  The presence, in person or by proxy, of the holders of 50% of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast.

A majority of the votes represented in person or by proxy at the Annual Meeting is required for the election of directors, provided a quorum is present.  Withheld votes and abstentions will have the effect of a vote against each nominee for director.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access also may authorize proxies by following the “Vote by Internet” instructions on their proxy cards.  The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions.  If you choose not to authorize a proxy by telephone or by Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  At the date this Proxy Statement went to press, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of Behringer Harvard Opportunity REIT I;

•                  properly signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We have hired Phoenix American Financial Services, Inc., an affiliate of our transfer agent (“Phoenix American”), to assist us in the distribution of proxy materials and solicitation of votes.  We will not pay Phoenix American a separate fee for assisting in the solicitation but we will reimburse Phoenix American for all of their out-of-pocket expenses in connection with the solicitation.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services.  The costs of proxy solicitation will be borne by us.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members, three of whom (Barbara C. Bufkin, Robert J. Chapman and Steven J. Kaplan) have been determined by the Board of Directors to be “independent” under the guidelines promulgated by the North American Securities Administrators Association, Inc., or NASAA, the applicable SEC rules and our charter.  The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2008 Annual Meeting of Stockholders:  Robert M. Behringer, Robert S. Aisner, Barbara C. Bufkin, Robert J. Chapman and Steven J. Kaplan.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, removal, resignation or retirement.  The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation and certain other information about the nominees are set forth below.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Robert M. Behringer, 59, has served as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board since our inception in November 2004.  Mr. Behringer also serves as the Chief Executive Officer of Behringer Harvard Opportunity Advisors I LP (“Behringer Harvard Opportunity Advisors”), our advisor.  He also is the founder, sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”), the parent corporation of our advisor.  Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I”), a publicly registered real estate investment trust, and Behringer Harvard Opportunity REIT II, Inc. (“Behringer Harvard Opportunity REIT II”), a newly formed real estate investment trust.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has been liquidated and that had a net asset value of approximately $200 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States.  The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer also was a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner, 60, has served as our President since our inception in November 2004 and also serves as our Chief Operating Officer and one of our directors.  In addition, Mr. Aisner has served as President (since May 2005) and Chief Operating Officer (since February 2003) and a director (since June 2002) of Behringer Harvard REIT I and also serves as President and Chief Operating Officer of Behringer Harvard Opportunity REIT II.  Mr. Aisner also serves as President of the other Behringer Harvard companies, including our advisor.

Mr. Aisner has over 30 years of commercial real estate experience.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that was focused on the development, acquisition and management of upscale apartment communities and served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversaw all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and as a management director from June 2003 until the present.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Barbara C. Bufkin, age 51, has served as one of our directors since March 2005.  Ms. Bufkin is a 27-year veteran of the insurance industry and has been Senior Vice President, Corporate Business Development of Argonaut Group, Inc. since August 2004.  From September 2002 until August 2004, Ms. Bufkin was Vice President of Corporate Business Development of Argonaut.  From 2001 until Ms. Bufkin became an employee of Argonaut, she provided insurance and business development consulting services to Argonaut.  From 2000 to September 2002, Ms. Bufkin also provided insurance and business development consulting services to other insurance companies and financial institutions, including consulting services to Swiss Re New Markets, General Re and AIG in connection with the $3 billion workers compensation privatization of the Florida Special Disability Trust Fund.  Prior to that, Ms. Bufkin served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiary, Facility Insurance Corporation (FIC) and Facility Insurance Holding Corporation (FIHC).  Her background also includes nearly 15 years of industry experience in executive positions with Sedgwick Payne Company, E.W. Blanch Company and other insurance industry firms.  Ms. Bufkin graduated cum laude from the State University of New York at Buffalo, with a B.A. in Philosophy.  She is an alumna of Leadership Texas, Stanford Executive Education, and Wharton Executive Education.  She was a Director of the Southwestern Insurance Information Service for eight years.  In 2000, she was nominated to the Texas Women’s Hall of Fame and was selected to the 2004 Class of Leadership America.

Robert J. Chapman, age 59, has served as one of our directors since March 2005.  He has been Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust, formerly a publicly-traded real estate investment trust, since December 1997.  From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation.  He served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation, where he was employed from 1976 to 1994.  From 1972 to 1976, he was associated with KPMG LLP.  Mr. Chapman received a B.B.A. in Accounting in 1970 and an M.B.A. in Finance in 1971 from the University of Cincinnati.  He is a CPA and, when previously affiliated with a broker-dealer, was an NASD Registered Representative.  Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society.  He has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati, and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

Steven J. Kaplan, age 56, has served as one of our directors since February 2006.  Mr. Kaplan also served as a director of Behringer Harvard REIT I from May 2003 until April 2004.  He has over 29 years of experience in the commercial real estate industry.  From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels.  From 1994 through August 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc., a national valuation and consulting firm.  In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division.  Landauer was sold to Grubb & Ellis in August 1999, and Mr. Kaplan served as chief operating officer of this international brokerage and property management firm.  Since leaving Grubb & Ellis in March 2000, Mr. Kaplan has served as an advisor to leading real estate service providers.  Mr. Kaplan is an attorney and is admitted to practice law in Texas, Iowa and Illinois.

Independence

As required by our charter, a majority of the members of our Board of Directors must qualify as “independent” as affirmatively determined by the Board.  The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with the applicable NASAA guidelines, applicable securities and other laws and regulations and our charter regarding the definition of “independent.”  Our policies regarding the definition of “independent” applicable to members of the Board are attached as Appendix A.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Behringer Harvard Opportunity REIT I, our senior management and our independent registered public accounting firm, the Board has determined that the majority of our Board is comprised of independent directors.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2006, the Board of Directors met ten times and took action by unanimous written consent two times.  Each of our directors attended at least 75% of the total number of meetings of the Board during 2006.  In addition, each director attended all of meetings of the committees on which he or she served during 2006.  We encourage our directors to attend our annual meetings of stockholders, and each of our directors attended our annual meeting of stockholders on June 29, 2006.  Our entire Board considers all major decisions concerning our business, including any property acquisitions.  However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full Board meeting.  The Board of Directors has established three permanent committees, each composed solely of independent directors:  the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee.  The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is comprised of independent directors Robert J. Chapman, the chairperson, Barbara C. Bufkin and Steven J. Kaplan.  Our Board of Directors has determined that Mr. Chapman is an “audit committee financial expert,” as defined by the rules of the SEC.  The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, and to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  The Audit Committee has adopted a written charter approved by the Board of Directors, a copy of which can be found on our website at www.behringerharvard.com.  Each of the members of the Audit Committee is “independent” under the applicable NASAA guidelines, applicable SEC rules and our charter.  During the fiscal year ended December 31, 2006, the Audit Committee met four times and took action by unanimous written consent one time.

Compensation Committee.  Our Board of Directors has also established a Compensation Committee to assist the Board of Directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  The Compensation Committee consists of independent directors Steven J. Kaplan, the chairperson, Barbara C. Bufkin and Robert J. Chapman.  The primary duties of the Compensation Committee include reviewing all forms of compensation for our executive officers, if any, and our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the Board on changes in compensation.  If we determine to hire employees, our Compensation Committee would also be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by Behringer Harvard Opportunity Advisors or its affiliates, receive compensation for their services to us.  The Compensation Committee also administers our Amended and Restated 2004 Incentive Award Plan (the “Incentive Award Plan”).  The Compensation Committee has adopted a written charter approved by the Board of Directors, which can be found on our website at www.behringerharvard.com.  Each of the members of the Compensation Committee is “independent” under the applicable NASAA guidelines, applicable SEC rules and our charter.  Because no compensation issues requiring action by the committee arose during the fiscal year ended December 31, 2006, the Compensation Committee did not meet.

Nominating Committee.  The Nominating Committee consists of independent directors Barbara C. Bufkin, the chairperson, Robert J. Chapman and Steven J. Kaplan.  The Nominating Committee recommends nominees to serve on our Board of Directors.  The Nominating Committee has adopted a written charter approved by the Board of Directors, which can be found on our website at www.behringerharvard.com.  Each of the members of the Nominating Committee is “independent” under the applicable NASAA guidelines, applicable SEC rules and our charter.  The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our Corporate Secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, Board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our industry.  The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and will periodically review and recommend for approval by the Board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates.  The Nominating Committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Bylaws will be no different than the process for evaluating other candidates considered by the Nominating Committee.  The Nominating Committee did not meet during the fiscal year ended December 31, 2006; however, the nominees to be considered for membership to the Board of Directors at this Annual Meeting were nominated by the Nominating Committee in March 2007 and approved by the full Board.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board of Directors.  Such parties can contact the Board by mail at:  Chairperson of the Behringer Harvard Opportunity REIT I, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 140, Dallas, Texas 75209-4330.  The Chairperson of the Audit Committee will receive all communications made by this means and will relay all communications to the Board of Directors.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct Policy that is applicable to all members of our Board of Directors, our executive officers and employees of our advisor and its affiliates.  We have posted the policy on our website, at www.behringerharvard.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Directors’ Compensation

We pay each of our directors who is not an employee of the Company, Behringer Harvard Opportunity Advisors or their affiliates $1,250 per month plus $500 for each Board or committee meeting the director attends.  We pay the chairman of our Audit Committee $1,000 (rather than $500) for each meeting of the Audit Committee he attends.  Under our Incentive Award Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of common stock on the date he or she first becomes a director and upon each person’s reelection as a director.  Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national securities exchange or national market system, the exercise price for such options will be $9.10 per share, which is an amount equal to the public offering price of our shares net of selling commissions and dealer manager fees, unless the Board of Directors determines otherwise.  Options granted to non-employee directors pursuant to the Incentive Award Plan become exercisable on the first anniversary of the date of grant.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.  If a director is also an employee of us, or an employee of Behringer Harvard Opportunity Advisors or its affiliates, we do not pay compensation for services rendered as a director.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		Total ($)

Robert M. Behringer	—		—		—

Robert S. Aisner	—		—		—

Barbara C. Bufkin	$23,250	(1)	$34,414	(2)	$57,664

Robert J. Chapman	$25,250	(1)	$34,414	(2)	$59,664

Steven J. Kaplan	$20,750		$17,989	(2)	$38,739

(1)	Includes payment for services rendered in 2005 and 2006 that were paid in 2006.
(2)	The value of option awards represents the amount of compensation cost under Statement of Financial Accounting Standards 123R.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, as of March 29, 2007, the following individuals currently serve as our executive officers:

Gerald J. Reihsen, III, 48, has served as our Executive Vice President – Corporate Development & Legal and Secretary since our inception in November 2004.  He also serves in such capacities with Behringer Harvard Opportunity Advisors and in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”), a private real estate investment trust.  Mr. Reihsen is also President of Behringer Securities LP (“Behringer Securities”).

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings.  For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President – Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc.  Mr. Reihsen holds NASD Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky, 40, has served as our Chief Financial Officer since our inception in November 2004.  Mr. Bresky also is the Chief Financial Officer of Behringer Harvard Opportunity Advisors and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.

Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years.  Prior to joining Behringer Harvard in 2002, Mr. Bresky served, from 1997 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.  From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc., assisting brokers in portfolio management.  Mr. Bresky holds NASD Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California – Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox, 31, has served as our Executive Vice President since March 2006.  He also serves as an Executive Vice President of Behringer Harvard Opportunity Advisors and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.  Mr. Mattox served as our Senior Vice President from our inception in November 2004 through March 2006, when he became our Executive Vice President.

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds NASD Series 7, 24 and 63 registrations.  Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Jon L. Dooley, 55, has served as our Executive Vice President – Real Estate since March 2006.  Mr. Dooley has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I.

Mr. Dooley has over 25 years of commercial real estate experience.  From June 2002 until May 2003, he served as one of the independent directors of Behringer Harvard REIT I, our affiliate.  In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company.  For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. and Equitable Real Estate Investment Management, Inc.  In 1997, Mr. Dooley became a principal with Lend Lease Real Estate Investments, Inc.  Prior to that, Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc.  Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Executive Compensation

Our executive officers, including Mr. Behringer, our Chief Executive Officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers.  As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement.

Our executive officers are also officers of Behringer Harvard Opportunity Advisors, our advisor, and its affiliates, and are compensated by an affiliate of Behringer Harvard Holdings for their services to us as well as for their services to other Behringer Harvard entities.  A description of the fees that we pay to our advisor and other affiliates is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

Incentive Award Plan

The Incentive Award Plan was approved by our Board of Directors on July 19, 2005 and by our stockholders on July 25, 2005.  The Incentive Award Plan is administered by our Board of Directors and provides for equity awards to our employees, directors and consultants and those of our affiliates.  A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan.  No options were exercisable under the Incentive Award Plan as of December 31, 2006.  An option to acquire 1,250 shares was awarded to Mr. Kaplan on February 17, 2006 when he was elected to our Board of Directors.  In addition, on that date, an option to acquire 5,000 shares of our common stock was awarded to each of Ms. Bufkin and Mr. Chapman.  Options to acquire an additional 5,000 shares of our common stock were awarded to each of Ms. Bufkin, Mr. Chapman and Mr. Kaplan on June 29, 2006 in connection with their reelection to our Board of Directors.  The options granted pursuant to the Incentive Award Plan become fully exercisable on the first anniversary of the date of grant.  As of December 31, 2006, these are the only options to acquire shares of our common stock that have been awarded pursuant to the Incentive Award Plan.

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	26,250	(1)	$9.10	10,973,750	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	26,250	(1)	$9.10	10,973,750	(2)

(1)	Represents options that were granted pursuant to the Incentive Award Plan as of December 31, 2006. No options were exercisable as of December 31, 2006.
(2)	All shares authorized for issuance pursuant to awards not yet granted under the Incentive Award Plan.

Regulatory Considerations

The Incentive Award Plan attempts to minimize federal income tax implications for individuals.  However, we recognize that taxes and penalties may be imposed under several sections of the Internal Revenue Code of 1986, as amended, including Sections 280G and 409A.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2006 or formerly served as an officer of the Company or any of our subsidiaries.  In addition, during the fiscal year ended December 31, 2006, none of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer, and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company.  These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation.  Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC.  Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2006 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2006.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 15, 2007, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group.  The percentage of beneficial ownership is calculated based on 22,346,769 shares of common stock outstanding as of March 15, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Robert M. Behringer (2)	21,739	*
Robert S. Aisner (3)	—	—
Gerald J. Reihsen, III (4)	—	—
Gary S. Bresky (5)	—	—
M. Jason Mattox (6)	385	*
Barbara C. Bufkin (7)	5,000	*
Robert J. Chapman (8)	5,000	*
Steven J. Kaplan (9)	1,250	*
All directors and executive officers as a group (nine persons) (10)	33,374	*

*	Represents less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 15, 2007. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Includes 21,739 shares of common stock owned by Behringer Harvard Holdings. It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings. As of March 15, 2007, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Aisner controls the disposition of 4% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(5)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Bresky controls the disposition of 3% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(6)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Mattox controls the disposition of 1.5% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

(7)	Includes up to 5,000 shares issuable pursuant to vested stock options.
(8)	Includes up to 5,000 shares issuable pursuant to vested stock options.
(9)	Includes up to 1,250 shares issuable pursuant to vested stock options.
(10)

Does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings. The actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).  The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.  The Audit Committee has selected the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Robert J. Chapman, Chairman

Barbara C. Bufkin

Steven J. Kaplan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

We previously engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements as of and for the period from November 23, 2004 (date of inception) through December 31, 2004.  On September 2, 2005, the Audit Committee of our Board of Directors approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, effective as of such date, appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) as our independent registered public accounting firm.  We reported this information in Pre-Effective Amendment No. 4 to our Registration Statement on Form S-11 dated September 12, 2005 (“Pre-Effective Amendment No. 4”).  During the period from November 23, 2004 (date of inception) through September 2, 2005, we did not consult with Deloitte & Touche regarding any matters or events set forth in Items 304(a)(2) of Regulation S-K.

PricewaterhouseCoopers LLP’s report on our financial statements during the period from November 23, 2004 (date of inception) through December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from November 23, 2004 (date of inception) through September 2, 2005, we did not have any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference thereto in its reports on our financial statements for such periods.  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC occurred during the period from November 23, 2004 (date of inception) through September 2, 2005.

We provided PricewaterhouseCoopers LLP with a copy of the disclosures made pursuant to Pre-Effective Amendment No. 4 (which disclosures are consistent with the disclosures noted above) and PricewaterhouseCoopers LLP furnished us with a letter addressed to the SEC stating that it agrees with the statements made by us in Pre-Effective Amendment No. 4, a copy of which was filed as an exhibit to Pre-Effective Amendment No. 4.

Deloitte & Touche has served as our independent registered public accounting firm since September 2, 2005.  Our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm.  Deloitte & Touche has been selected to act as our independent registered public accounting firm to examine our consolidated financial statements for our 2007 fiscal year.

One or more representatives of Deloitte & Touche are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche subsequent to its appointment as our independent registered public accounting firm on September 2, 2005, for the audits of our annual financial statements for the periods ended December 31, 2006 and 2005:

	2006	2005
Audit Fees (1)	$481,747	$61,250
Audit-Related Fees (2)	689,067	—
All Other Fees	—	—
Total Fees	$1,170,814	$61,250

(1)

Audit fees consisted of professional services performed in connection with the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and review of our financial statements that were included in the registration statement, as amended, for our public offering of common stock.

(2)	Audit-related fees consisted of professional services performed in connection with the audit of historical financial statements for property acquisitions.

The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche.

On September 2, 2005, we retained the services of Deloitte & Touche as our independent registered public accounting firm to replace our former independent registered public accounting firm, PricewaterhouseCoopers LLP.  We incurred additional fees for services provided by PricewaterhouseCoopers LLP in the amount of $10,000 for audit fees, $40,000 for audit-related fees, and $3,390 for tax fees for the periods ended December 31, 2005 and 2004.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost over $100,000, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $100,000, the Audit Committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories:  (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue.  Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a regular basis.  The Audit Committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

CERTAIN TRANSACTIONS

Related Party Transactions

Our advisor and certain of its affiliates have received, and will receive, fees and compensation in connection with our initial public offering of common stock, which began on September 20, 2005 (the “Offering”), and in connection with the acquisition, management and sale of our assets.  The following is a summary of the related party fees and compensation we incurred during the year ended December 31, 2006.  All transactions summarized below have been reviewed by our independent directors, who have determined that such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Behringer Securities, an affiliate of our advisor and the dealer manager for the Offering, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers; provided that Behringer Securities will receive 1% of the gross proceeds of purchases pursuant to our distribution reinvestment plan (the “DRIP”).  Behringer Securities reallows 100% of the commissions earned to participating broker-dealers.  In addition, up to 2% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will not receive dealer manager fees for purchases pursuant to our DRIP.  Behringer Securities may reallow all or a portion of its dealer manager fees in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the Offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for actual out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  In the year ended December 31, 2006, Behringer Securities’ commissions and dealer manager fees totaled approximately $10,800,000 and $3,250,000, respectively, and were recorded as a reduction to additional paid-in capital.  In the year ended December 31, 2005, Behringer Securities’ commissions and dealer manager fees totaled approximately $1,373,000 and $404,000, respectively, and were recorded as a reduction to additional paid-in capital.

We have also reimbursed our advisor, Behringer Harvard Opportunity Advisors, for organization and offering expenses that it or its affiliates have paid on our behalf.  We have made reimbursements totaling 2% of gross offering proceeds for organization and offering expenses incurred in connection with the Offering; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our DRIP.  Since our inception through December 31, 2006, approximately $5,412,000 of organization and offering expenses had been incurred by Behringer Harvard Opportunity Advisors on our behalf.  Of this amount, approximately $3,665,000 had been reimbursed by us and approximately $1,746,000 of reimbursements payable is included in payables to affiliates on our balance sheet.  Of the approximately $3,665,000 of organization and offering expenses reimbursed by us through December 31, 2006, approximately $3,654,000 had been recorded as a reduction of additional paid-in capital and approximately $12,000 had been expensed as organizational costs.  For the year ended December 31, 2006, approximately $3,261,000 of organization and offering expenses were reimbursed by us, of which approximately $3,250,000 were recorded as a reduction of additional paid-in capital and approximately $12,000 had been expensed as organizational costs.  In the year ended December 31, 2005, approximately $263,000 of offering and organization expenses had been reimbursed by us and were recorded as a reduction of additional paid-in capital.  Behringer Harvard Opportunity Advisors, or its affiliates, determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

Behringer Harvard Opportunity Advisors, or its affiliates, receives acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or 2.5% of the funds advanced in respect of a loan.  Our advisor or its affiliates also receives reimbursement of acquisition expenses up to 0.5% of the contract purchase price of each asset, or with respect to a loan, up to 0.5% of the funds advanced.  Behringer Harvard Opportunity Advisors earned $4,114,151 in acquisition and advisory fees and $822,830 in acquisition expense reimbursements for our investments made during the year ended December 31, 2006.  We capitalized these fees as part of our real estate.

We pay Behringer Harvard Opportunity Advisors or its affiliates a debt financing fee equal to 1% of the amount of any debt made available to us.  We incurred $730,000 of such debt financing fees for the year ended December 31, 2006.

We pay HPT Management Services LP (“HPT Management”), an affiliate of our advisor and our property manager, fees for management and leasing of our properties, which may be subcontracted to unaffiliated third parties.  Such fees are equal to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.  We incurred and expensed such fees to HPT Management of $136,145 in the year ended December 31, 2006.

We pay Behringer Harvard Opportunity Advisors an annual asset management fee of 0.75% of the aggregate asset value of acquired real estate.  The fee is payable monthly in an amount equal to one-twelfth of 0.75% of the aggregate asset value as of the last day of the preceding month.  For the year ended December 31, 2006, we expensed $200,120 of asset management fees and capitalized $27,149 of asset management fees to real estate.

We will also pay Behringer Harvard Opportunity Advisors a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties.  In such event, we will pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets.  This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions.  Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.  In addition, after investors have received a return of their capital contributions plus a 10% annual, cumulative, non-compounded return, then our advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15% of remaining net sale proceeds less the amount that our debt for borrowed money exceeds the aggregate book value of our remaining assets.  The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

If we list our common stock on a national securities exchange, we will pay Behringer Harvard Opportunity Advisors an incentive listing fee up to 15% of the amount by which the market value of our outstanding common stock plus distributions paid by us prior to listing exceeds the sum of (1) the total amount of capital raised from investors and (2) a 10% annual, cumulative, non-compounded return on such capital contributions.  The subordinated incentive listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.  Also, upon termination of the advisory agreement with Behringer Harvard Opportunity Advisors, we will pay our advisor a performance fee of 15% of the amount by which (A) our appraised asset value at the time of such termination less our indebtedness, plus cash and cash equivalents at the time of termination plus total distributions paid to our stockholders through the termination date exceeds (B) the sum of the aggregate capital contributed by investors plus a 10% annual, cumulative, non-compounded return on the capital contributed by investors.  Persons independent of us and independent of our advisor will perform such appraisal of our asset value.  No performance fee will be paid if we have already paid or become obligated to pay our advisor an incentive listing fee.  The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

We will reimburse Behringer Harvard Opportunity Advisors or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, subject to the limitation that we will not reimburse for any amount by which our advisor’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of:  (1) 2% of our average invested assets or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

At December 31, 2006, we had a payable to our advisor and its affiliates of approximately $2.4 million.  This balance consists primarily of reimbursable offering expenses payable to Behringer Harvard Opportunity Advisors, management fees payable to HPT Management and commissions payable to Behringer Securities.

We are dependent on Behringer Harvard Opportunity Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.

As a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

ADDITIONAL INFORMATION

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for consideration at the 2008 Annual Meeting of Stockholders must be received by us no later than January 1, 2008, if any such proposal is to be eligible for inclusion in our proxy materials for our 2008 Annual Meeting.  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws.  Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2008 Annual Meeting of Stockholders must be received by us no earlier than January 1, 2008 and not later than January 31, 2008.  Our Secretary will provide a copy of our Bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on our website at www.behringerharvard.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary

APPENDIX A

POLICIES REGARDING THE DEFINITION OF “INDEPENDENT”

APPLICABLE TO MEMBERS OF OUR BOARD OF DIRECTORS

Our charter requires that a majority of our Board of Directors must qualify as “independent” as affirmatively determined by our Board of Directors (the “Board”), except for a period of up to 60 days after the death, removal or resignation of an independent director.  At least one of the independent directors must have three years of relevant real estate experience.  A majority of the directors serving on any committee established by the Board must be independent.  The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with the applicable guidelines promulgated by the North American Securities Administrators Association, Inc., or NASAA, applicable securities and other laws and regulations and our charter regarding the definition of “independent.”  Our charter defines “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor, the company, the advisor or any of their affiliates by virtue of (i) ownership of an interest in the sponsor, the advisor or any of their affiliates, other than the company, (ii) employment by the company, the sponsor, the advisor or any of their affiliates, (iii) service as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a director of the company, (iv) performance of services, other than as a director of the company, (v) service as a director or trustee of more than three real estate investment trusts organized by the sponsor or advised by the advisor, or (vi) maintenance of a material business or professional relationship with the sponsor, the advisor or any of their affiliates.  A business or professional relationship is considered “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor and their affiliates exceeds five percent (5%) of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.  An indirect association with the sponsor or the advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates or the company.

INVESTOR # «GENDER»
# OF SHARES «SAL1»	PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Behringer Harvard Opportunity REIT I, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), hereby appoints Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox, or any one of them, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas, on June 21, 2007, at 1:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.  When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE RETURN ONLY THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.  DO NOT RETURN THE PROXY STATEMENT.  IF YOU RETURN ANY ADDITIONAL DOCUMENTS, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

«NAME»
«COMPANY»	(Please date and sign on reverse)
«STREET»	(Continued on reverse side)
«ADDR2»
«CITY», «STATE» «ZIP»

FOLD AND DETACH HER

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of three ways:

1.                                       Vote by Telephone:  Call toll-free 1-866-894-0534 on a touch tone telephone and follow the instructions on the reverse side.  There is NO CHARGE to you for this call.

Or

2.                                       Vote by Internet at our Internet Address:  www.proxyvoting.com/bhopreit.  Follow the instructions provided there.

Or

3.             Vote by Mail:  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The votes entitled to be cast by the Stockholder will be cast as directed by the Stockholder.  If this Proxy is executed but no direction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” all nominees in Proposal 1.  The votes entitled to be cast by the Stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1

1. Election of Directors – Nominees	For All	Withhold	For All Except	2.	To vote and otherwise represent the undersigned on any
01 Behringer 02 Aisner 03 Bufkin 04 Chapman 05 Kaplan	☐	☐	☐		other matter that may properly come before the meeting or any adjournment or postponement thereof in
					the discretion of the proxy holder

Except the following Nominee(s):

Signature	Date:
Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope

Signature if held jointly	Date:

Required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope.

FOLD AND DETACH HER

If you authorize a proxy by telephone or Internet, the named proxies will be authorized to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:	Call toll-free 1-866-894-0534. You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals: Press 1.

OPTION B:	If you choose to vote on each item separately, press 0. You will hear these instructions:

To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to instructions.

When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:	The web address is www.proxyvoting.com/bhopreit. You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

IF YOU VOTE BY PHONE OR INTERNET, DO NOT MAIL THE PROXY CARD

THANK YOU FOR VOTING

Call Toll-Free on a Touch Tone Telephone	«CODE»
1-866-894-0534	CONTROL NUMBER
There is NO CHARGE to you for this call	for Telephone/Internet Proxy Authorization